SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2003

DrugMax, Inc.

Formerly known as DrugMax.com, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24500 US Hwy 19 North, Suite 137

Clearwater, Florida 33763

(Address of principal executive offices)

Registrant’s telephone number, including area code: (727) 533-0431

Item 4.     Changes in Registrant’s Certifying Accountant.

On February 5, 2003, DrugMax, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as its independent accountants. The decision to change accountants was approved by the Company’s Board of Directors and Audit Committee.

The reports of Deloitte on the Company’s financial statements for the past two fiscal years did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principle. Furthermore, during the two most recent fiscal years and through the subsequent period ending on February 5, 2003, there were no disagreements with Deloitte on matters of accounting principle or practice, financial statement disclosure, or audit scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to refer to the subject matter of the disagreements in their report. In addition, during the two most recent fiscal years and through February 5, 2003, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Deloitte furnished the Company with a letter addressed to the United States Securities and Exchange Commission stating that it agrees with the above statements, which letter is attached hereto as Exhibit 16.1.

On February 5, 2003, the Company engaged BDO Seidman, LLP (“BDO”) as its new independent accountants. During the two most recent fiscal years and any subsequent interim period prior to engaging BDO, the Company did not consult with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). The engagement of BDO Seidman was approved by the Audit Committee and the Company’s Board of Directors.

Item 7.     Financial Statements and Exhibits.

(a)	Financial Statements of Business.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

16.1	Letter regarding change in certifying accountant from Deloitte & Touche LLP to the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DrugMax, Inc.

	By:	/s/ William L. LaGamba
William L. LaGamba, President and Chief Operations Officer
Dated: February 10, 2003